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                                  EXHIBIT 21.1

                           SUBSIDIARIES OF THE ISSUER


NAME OF SUBSIDIARY                         STATE OF INCORPORATION
------------------                         ----------------------

Independent News, Ins.                            Delaware

United Marketing Merger Corp.                     Virginia